Exhibit (b)(8)(a)(v)


                                    AMENDMENT

This amendment ("Amendment") is entered into as of the 31st day of October, 2001, by and between Conseco Variable Insurance Company (the "Company"), INVESCO Funds Group, Inc. (the "Adviser"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Variable Investment Funds, Inc. (the "Fund").

WHEREAS, the Parties have previously executed a Participation Agreement dated July 19, 1996 ("Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. CONFIDENTIALITY. Notwithstanding anything to the contrary contained in this Agreement, And in addition to and not in lieu of other provisions in this Agreement, each party agrees to maintain all information about the other party that it may acquire pursuant to this Agreement in confidence, and each party agrees not to use, or permit the use of, any such information for any purpose except that set forth herein, or to disclose any such information to any person, without the prior written consent of the other party. This provision shall survive the termination of this Agreement.

2. NOTICES. All notices required to be made to INVESCO FUNDS GROUP, INC., INVESCO DISTRIBUTORS, INC., AND INVESCO VARIABLE INVESTMENTS FUNDS, INC. under this agreement shall be made to the following address:

                            4350 South Monaco Street
                            Denver, Colorado 80237
                            Attn.: Legal Department

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.



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Except as expressly amended hereby, the Agreement remains in full force and effect.

INVESCO FUNDS GROUP, INC.


Signature:  /s/ Ronald L. Grooms
            -------------------------------------------

 Name:          Ronald L. Grooms, Senior Vice President
 Date:          October 15, 2001

INVESCO DISTRIBUTORS, INC.


Signature:  /s/ Ronald L. Grooms
            -------------------------------------------

Name:           Ronald L. Grooms, Senior Vice President
Date:           October 15, 2001

INVESCO VARIABLE INVESTMENT FUNDS, INC.


Signature:  /s/ Ronald L. Grooms
            -------------------------------------------
Name:           Ronald L. Grooms, Treasurer
Date:           October 15, 2001

CONSECO VARIABLE INSURANCE COMPANY

Signature:  /s/ Janice K. Henderson
            -------------------------------------------

Name/Title:  Janice K. Henderson, Vice President
             ------------------------------------------

Date:   October 24, 2001